Exhibit 99.1

MIVA, Inc. to Rebrand to Vertro, Inc.

Rebrand Follows Asset Sale of MIVA Media on March 12, 2009

MIVA Direct to Rebrand to ALOT as Part of Corporate Name Change

NEW YORK, NY – June 8, 2009 – MIVA, Inc. (NASDAQ: MIVA), today announced the Company will be changing its name from MIVA, Inc. to Vertro, Inc. As part of the rebrand, the Company’s ticker symbol will change from NASDAQ:MIVA to NASDAQ:VTRO. It is expected that all changes will be effective June 9, 2009.

The rebrand to Vertro, Inc. follows the completion of the asset sale of the Company’s MIVA Media division on March 12, 2009. The Company’s continuing division, MIVA Direct, will be rebranded to ALOT as part of the corporate name change. The rebranded ALOT division will continue to comprise the Company’s toolbar, homepage and desktop products in addition to the Company’s portfolio of consumer destination sites.

“We’re excited to announce the planned launch of Vertro. We believe the rebrand is the culmination of a period of significant change for our Company following the sale of MIVA Media in March. Following the sale, we now have a strengthened balance sheet, reduced overheads and a streamlined team that can now focus its resource on the development and expansion of our consumer-oriented product portfolio,” commented Peter Corrao, MIVA’s President and Chief Executive Officer.

The Company’s new corporate and investor website is expected to launch on June 9, 2009 at www.vertro.com.

As a result of the name change, the Company’s CUSIP Number is expected to change as well. The Company’s new CUSIP Number is anticipated to be 92535G 105.

With respect to the Company’s new stock certificates, after the name change stockholders will not be required to exchange their current stock certificates bearing the name MIVA, Inc. for new stock certificates bearing the name Vertro, Inc. However, stockholders will be able to elect to exchange their current stock certificates for new stock certificates bearing the name “Vertro, Inc.” if they desire. If stockholders would like further details on how to exchange their MIVA, Inc. stock certificates for new Vertro, Inc. stock certificates after the name change, then please contact the Company’s Transfer Agent, InterWest Transfer Co., at (801) 272-9294 or by mail at 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117.

If stockholders own MIVA shares in ‘street name’ (i.e., your certificates are held by your broker), they likewise will not need to take any action as a result of the name change, and their next brokerage statement after the name change should reflect the name change.

www.mivainc.com

www.vertro.com

About MIVA, Inc.

MIVA, Inc. (NASDAQ:MIVA) is an Internet company that owns and operates the ALOT product portfolio. ALOT’s products are designed to ‘Make the Internet Easy’ by enhancing the way consumers engage with content online. The company’s millions of active users utilize ALOT to discover ‘best-of-the-web’ third party content, display that content through customizable toolbar, homepage and desktop products and deliver high value search traffic to the Company for in-house and third-party monetization.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate”, “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q1 2009.

Alex Vlasto

VP, Marketing & Communications

Alex.vlasto@miva.com

(212) 231-2000 Ext. 217